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                                  EXHIBIT 23-1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements No. 333-48459 and 33-11983 on Form S-8 of Deb Shops, Inc. of our report dated March 7, 2000, with respect to the 2000 and 1999 consolidated financial statements of Deb Shops, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2000.


                                                    ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 27, 2000